EXHIBIT 10.22

                    LECTEC CORPORATION 1989 STOCK OPTION PLAN

         SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN.

         1.1 Establishment. LecTec Corporation, a Minnesota corporation, hereby establishes the "LECTEC CORPORATION 1989 STOCK OPTION PLAN" (the "Plan") for key employees. The Plan permits the grant of stock options which do not qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and Stock Indemnification Rights.

         1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

         1.3 Effective Date. The Plan shall become effective immediately upon adoption by the Board of the Company and shall be subject to ratification by the shareholders of the Company. Any Award made prior to shareholder ratification shall be subject to such ratification.

         SECTION 2. DEFINITIONS.

         2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

                 (a) "Award" means any Option and/or Stock Indemnification Right under this Plan.

                 (b) "Board" means the Board of Directors of the Company.

                 (c) "Committee" means the committee appointed by the Board pursuant to Section 4.1. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members appointed and to fill vacancies, however caused.

                 (d) "Company" means LecTec Corporation, a Minnesota corporation.

                 (e) "Disability" means disability as defined in Section 22(e)(3) of the Code.

                 (f) "Employee" means a salaried employee (including directors who are also employees) of the Company or its domestic or international Subsidiaries or any branch or division thereof.

                 (g) "Fair Market Value" of the stock means (i) the closing price of the Stock as reported for composite transactions, if the Stock is then traded on a national securities exchange,
                 (ii) the last sale price if the Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Stock as reported on NASDAQ on the date as of which fair market value is being determined. If on the date of grant of any option granted under the Plan, the Stock is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement and in connection therewith shall take such action as it deems necessary or advisable.

                 (h) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, Option means an option that does not qualify as an Incentive Stock Option within the meaning of Section 422A of the Code.

                 (i) "Participant" means any Employee designated by the Board to participate in the Plan.

                 (j) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment under the terms of the LecTec Corporation Retirement Plan.

                 (k) "Stock" means the Common Stock of the Company.
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                 (l) "Stock Indemnification Right" and "SIR" mean the right to receive a payment from the Company equal to the decline in value of a specified number of shares of Stock acquired upon exercise of a related Option hereunder and sold during a specified period of time.

                 (m) "Subsidiary" means any entity of which, at the time such Subsidiary status is to be determined, more than 50% of the combined voting power of such entity is directly or indirectly owned by the Company.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

         SECTION 3. ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among Employees who, in the opinion of the Board, are key employees.

         SECTION 4. ADMINISTRATION.

         4.1 Administration. The Committee shall be responsible for the general administration of the Plan. The Committee shall consist of three or more persons, none all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d) (3) under the Securities Exchange Act of 1934, as amended. The members of the Committee shall not be eligible to receive options under the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. The authority to grant Awards shall be vested in the Committee. Subject to the provisions of the Plan, the Committee, from time to time, shall determine the individuals to whom and the time or times at which an Award shall be granted, and the number of shares to be subject to each Option or SIR, the Option price per share, the period of each Option, and the other terms and provisions of Awards, which may or may not be identical. The Committee may also interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. The Committee's determination shall be in all cases conclusive. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made, without notice or meeting, and may be evidenced by a writing signed by a majority of the Committee members.

         SECTION 5. STOCK SUBJECT TO THE PLAN.

         5.1 Number. The total number of shares of Stock subject to Options under the Plan may not exceed 200,000 subject to adjustment upon occurrence of any of the events indicated in Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

         5.2 Lapsed Options. If any Option granted under the Plan terminates, expires or lapses for any reason, any shares subject to such Option again shall be available for the grant of an Option.

         5.3 Adjustment in Capitalization. If there shall be any change in the Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and SIRs shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding Options and SIRs, in order to prevent dilution or enlargement of Option or SIR rights.

         SECTION 6. DURATION OF PLAN

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         6.1 Duration of Plan. The Plan shall remain in effect, subject to the
Board's right to earlier terminate the Plan pursuant to Section 11.2 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after the tenth (10th) anniversary of the Plan's effective date.

         SECTION 7. STOCK OPTIONS.

         7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant.

         7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

         7.3 Option Price. Options granted pursuant to the Plan shall have an Option price that is equal to the Fair Market Value of the Stock on the date the Option is granted.

         7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted.

         7.5 Exercise of Option. Options granted under the Plan shall be exercisable in whole or in part at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants, by the delivery of written notice of exercise to the Company.

         7.6 Payment. Except as allowed in the next sentence, payment in full, in cash or other means satisfactory to the Committee, shall be made for all Stock purchased at the time written notice of exercise of an option is given to the Company. The Committee may, in its sole discretion, allow the Optionee, at the time an Option is exercised, to pay the total purchase price of the Stock, or any portion thereof, by means of transfer from the Optionee to the Company of previously acquired shares of the Company's common stock having a then current aggregate Fair Market Value, determined as of the close of business on the day preceding the transfer, equal to such total purchase price, or any portion thereof, or by a combination of cash and such previously acquired shares of the Company's Stock. Shares of Stock owned through employee benefit plans of the Company may be used if no adverse tax consequence to either the Participant or the Company would result.

         7.7 Restrictions on Stock Transferability. The Board shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

         7.8 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, any outstanding Options then exercisable may be exercised at any time prior to the expiration date of the Options or within twelve (12) months after such date of termination of employment, whichever period is the shorter, except in the case of Retirement or Disability, a three
(3) year period shall be substituted for the twelve (12) month period.

         7.9 Termination of Employment Other than for Death, Disability, or Retirement. Except as otherwise set forth in the Option agreement, if the employment of the Participant shall terminate for any reason other than death, Disability, Retirement, or involuntarily for cause, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs. Where termination of employment is involuntary for cause, rights under all Options shall terminate immediately upon termination of employment.

         7.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and

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distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         7.11     Optionee Transfer or Leave of Absence.  For Plan purposes:

                 (a) A transfer of an Optionee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another; or

                 (b) A leave of absence, duly authorized by the Company: shall not be deemed a termination of employment.

         SECTION 8. STOCK INDEMNIFICATION RIGHTS.

           8.1 Grant of Stock Indemnification Rights. Stock Indemnification Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. SIRs may be granted only to persons on whom the Company or the Securities and Exchange Commission places a holding period restriction on Stock acquired upon the exercise of an Option, and shall be granted only in connection with Options, including already existing Options.

         8.2 Term of SIR. Except as provided in Section 8.3 hereof, the term of an SIR shall begin on the date the related Option is exercised, and shall end on the last day of the seventh calendar month following such exercise date.

         8.3 Lapse of SIRs. In the event that a holding period restriction shall no longer be applicable to a Participant, any SIR granted to such Participant shall lapse 30 days after the receipt of notice by the Participant from the Company of such fact. Notwithstanding anything contained herein to the contrary, in the event that a Participant holding an SIR dies within six months of his exercise of a related Option, the SIR shall expire, and the SIR shall lapse, on the earlier of (i) a date that is 30 days after the Participant's executor or personal representative is duly appointed and qualified or (ii) the last day of the seventh calendar month after the date such Option was exercised.

         8.4 Payment of SIRs. Upon the sale of Stock acquired by exercise of an Option accompanied by an SIR at any time during the seventh calendar month following the date such Option is exercised, the Company shall make a payment to the holder of the SIR equal to the difference between (a) the Fair Market Value on the date of exercise of each share of Stock acquired upon exercise of the Option accompanied by the SIR and (b) the Fair Market Value on the date of sale of each share of the Stock acquired upon exercise of the Option, sold by the Participant during the seventh month of the period, if the Fair Market Value of the Stock sold is less than the Fair Market Value of the Stock subject to the Option on the date such Option is exercised.

         8.5 Termination of Employment. Termination of employment shall not affect the payment of an SIR, except as provided in Section 8.3 with respect to lapse of an SIR. If recipient dies before receiving payment, any payout due will be paid to the recipient's designated beneficiary or, in the absence thereof, to the recipient's estate.

         8.6 Form and Timing of Payment. Payment of an SIR shall be made as soon as practicable after notice by the Participant to the Company of the sale, in cash.

         8.7 Nontransferability of SIRs. No SIR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

         8.8 SIR Agreement. Each SIR shall be evidenced by an SIR agreement (which may be included in any agreement with respect to a related Option) specifying the Option to which the SIR relates and containing such other provisions as the Committee shall determine.

         SECTION 9. BENEFICIARY DESIGNATION.

         9.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

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         SECTION 10.  RIGHTS OF EMPLOYEES.

         10.1 Employment. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Employee's employment at any time, nor confer on any Employee any right to continue in the employ of the Company or any of its Subsidiaries.

         10.2 Participation. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.


         SECTION 11.  MISCELLANEOUS.

         11.1 Securities Matters. The exercise of an Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Stock pursuant to such exercise will not violate any state or federal securities or other laws. The Optionee desiring to exercise an Option may be required by the Company, as a condition of the effectiveness of any exercise of Option, to agree in writing that all shares of Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option in order to allow the issuance of Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under the federal or state securities laws. The Company shall inform the Optionee in writing of its decision to defer the effectiveness of the exercise of an Option. During the period that the effectiveness of the exercise of an option has been deferred, the Optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Stock to be issued hereunder or to effect similar compliance under any state laws.

         11.2 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

         11.3 Status of Option. In no event shall Options granted hereunder be deemed to be Incentive Stock Options meeting the requirements of Section 422A of the Code.


         SECTION 12.  TAX WITHHOLDING.

         12.1 Tax Withholding. The Company shall have the power to withhold from compensation and other amounts owing to a Participant, or require a Participant to remit to the company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.

         12.2 Use of Stock for Tax Withholding. In order to assist Participants in paying federal and state income taxes required to be withheld upon the exercise of an Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to elect to satisfy such income tax withholding obligation by having the Company withhold a portion of the Stock otherwise to be delivered upon exercise of such Option with a fair market value equal to the taxes required to be withheld. If a Participant makes an election to use Stock to pay income tax withholding obligations and the Participant's tax date is deferred for six months from the date of exercise of the Option, the optionee will initially receive the full amount of shares, but will be unconditionally obligated to surrender to the Company on the tax date the proper number of shares to satisfy the withholding obligation, plus cash for any remainder of the withholding obligation, including any fractional share withholding amount. Participants who are "officers" or "directors" of the Company, as those terms are used in Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), may only elect to use Stock to satisfy income tax withholding obligations in compliance with the rules established by the Committee to comply with Section 16(b).

SECTION 13.  REQUIREMENTS OF LAW.


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         13.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.



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                                   AMENDMENT 1

         LecTec Corporation, during a meeting of its Board of Directors on February 26, 1991, approved a resolution to increase the number of shares available for issue to 300,000 from 200,000 as originally stated in Section 5.1 of the 1989 Stock Option Plan.

         The Company then proposed and received Shareholder approval for this Amendment during the Regular Shareholders' Meeting convened on November 26, 1991.

                                   AMENDMENT 2

         LecTec Corporation, during a meeting of its Board of Directors on May 7, 1993, approved a resolution to amend Paragraph 7.8 of Section 7 of the LecTec 1989 Stock Option Plan as follows:

         "Termination of employment due to death, disability or retirement. In the event the employment of a participant is terminated by reason of death, disability or retirement, any outstanding options [Note: the words 'then exercisable' have been removed] may be exercised at any time prior to the expiration date of the options or within twelve (12) months after such date of termination of employment, whichever is shorter, except in the case of Retirement or Disability, a three (3) year period shall be substituted for the twelve (12) month period."

         The Company then proposed and received Shareholder approval for this Amendment during the Regular Shareholders' Meeting convened on November 19, 1993.

                                   AMENDMENT 3

         LecTec Corporation, during a meeting of its Board of Directors on July 23, 1993, approved a resolution to increase the number of shares available for issue to 500,000 from 300,000 as previously stated in AMENDMENT 1 of the 1989 LecTec Stock Option Plan.

         The Company then proposed and received Shareholder approval for this Amendment during the Regular Shareholders' Meeting convened on November 19, 1993.

                                   AMENDMENT 4

         LecTec Corporation, during a meeting of its Board of Directors on March 15, 1996, approved a resolution to increase the number of shares available for issue to 800,000 from 500,000 as previously stated in AMENDMENT 3 of the 1989 LecTec Corporation Stock Option Plan.

         The Company then proposed and received Shareholder approval for this Amendment during the Regular Shareholders' Meeting convened on November 18, 1996.

                                   AMENDMENT 5

         LecTec Corporation, during a meeting of its Board of Directors on March 15, 1996, approved a resolution to amend Paragraph 7.10 of Section 7 of the LecTec Corporation 1989 Stock Option Plan as follows:

         "Nontransferability of Options. No option granted under the Plan may be sold, pledged, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, excepting the transfer or assignment of fully vested and exercisable options for gifting purposes."

         The Company then proposed and received Shareholder approval for this amendment during the Regular Shareholders' Meeting convened on November 18, 1996.